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214-999-4607

                                                                     EXHIBIT 5.1



                                September 7, 2000




Micro-ASI, Inc.
12655 N. Central Expressway
Suite 1000
Dallas, Texas 75231

Gentlemen:

     We have acted as counsel to Micro-ASI, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of an aggregate of 13,875,000 shares of Common Stock, $0.001 par value ("Common Stock"), of the Company, of which (i) 10,000,000 are authorized for issuance under the Micro-ASI, Inc. 1999 Stock Option Plan (the "Option Plan"), (ii) 500,000 are authorized for issuance under the Micro-ASI, Inc. Employee Stock Purchase Plan (the "Purchase Plan") and (iii) 3,375,000 are authorized for issuance pursuant to option and warrant agreements between the Company and several employees and consultants (the "Other Options") (the Option Plan, Purchase Plan and Other Options are collectively referred to herein as the "Company Plans").

     We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission on September 8, 2000 for the Registration under the Securities Act of the 13,875,000 shares of Common Stock covered by the Company Plans.

     With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

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Micro-ASI, Inc.
September 7, 2000
Page 2

     Based upon the foregoing, we are of the opinion that the 13,875,000 shares of Common Stock of the Company which from time to time may be issued under the Company Plans in accordance with the appropriate proceedings of the Board of Directors of the Company or a committee thereof, when so issued and sold at prices in excess of the par value of the Common Stock, in accordance with the respective provisions of the Company Plans and related agreements entered into by the Company, will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          GARDERE & WYNNE, L.L.P.



                                          By: /s/ DAVID G. MCLANE
                                             ------------------------
                                             David G. McLane, Partner